UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 13, 2009

CMR Mortgage Fund II, LLC

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	000-52903 (Commission File Number)	20-0671528 (IRS Employer Identification No.)

62 First Street, 4th Floor San Francisco, California (Address of principal executive offices)		94105 (Zip Code)

(415) 974-1100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01                                             Changes in Registrant’s Certifying Accountant.

On May 14, 2009, CMR Mortgage Fund II, LLC (the “Fund”) filed a Current Report on Form 8-K reporting the receipt of notice of cessation of client-auditor relationship from independent registered public accounting firm Perry-Smith LLP. This amendment provides additional information and clarification.

1.               As of April 13, 2009, Perry-Smith LLP resigned as independent registered public accounting firm for CMR Mortgage Fund II, LLC.

2.               Notwithstanding the statement in the May 14, 2009 Current Report that ‘The Report of Independent Registered Public Accounting Firm included in the Fund’s Form 10-K for the year ended December 31, 2007, with respect to the financial statements as of December 31, 2007 and 2006 and for the years then ended expressed “substantial doubt about the Fund’s ability to continue as a going concern”‘, with respect to the financial statements as of December 31, 2007 and 2006, and for the years then ended, there were no (1) adverse opinions, (2) disclaimers of opinion, (3) qualifications or modifications as to uncertainty, audit scope or accounting principles.

3.               During the years ended December 31, 2007 and December 31, 2008 and the subsequent interim period through April 13, 2009, there were no disagreements with Perry-Smith LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Perry-Smith LLP would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

A copy of this disclosure has been provided to Perry-Smith LLP and their response is attached as Exhibit 16.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                           Exhibits

16                                              Confirmation response letter from Perry-Smith LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMR Mortgage Fund II, LLC

	By:	California Mortgage and Realty, Inc.,
its Manager

Date:May 21, 2009	By:	/s/ David Choo
		Name:	David Choo
		Title:	President

EXHIBIT INDEX

Exhibit No.	Description

16	Confirmation response letter from Perry-Smith LLP.